UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

(Address of principal executive offices)

Registrant’s telephone number, including area code +(86) 755 86961 405

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE; TRANSFER OF LISTING.

On April 1, 2024, the Addentax Group Corp. (the “Company”) received a written notice from the Listing Qualifications department of The Nasdaq Stock Market stating that because the Company has not yet held an annual meeting of shareholders within 12 months of the end of the Company’s fiscal year end, and it no longer complies with Nasdaq Listing Rule 5620(a) for continued listing on The Nasdaq Capital Market. The Company has 45 calendar days from the date of the notice, to submit a plan to regain compliance and, if Nasdaq accepts the plan, it may grant an exception of up to 180 calendar days from the fiscal year end, or until September 27, 2024, to regain compliance. The Company intends to submit a compliance plan within the specified period, which it expects will consist of holding an annual meeting of stockholders. While the compliance plan is pending, the Company’s securities will continue to trade on NASDAQ.

This information is being provided solely to comply with NASDAQ Listing Rules requiring public announcement of the Company’s receipt of the letter from NASDAQ.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: April 3, 2024	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer

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